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                                                                     EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                             CHILDCARE NETWORK, INC.

                                        I

         The name of the corporation is Childcare Network, Inc. (the "Corporation").

                                       II

         SECTION 1. Authorized Capital Stock. The Corporation shall have authority to issue not more than twenty million (20,000,000) shares of capital stock, to be designated as Common Stock, having no par value.

         SECTION 2. Voting Entitlement. The Common Stock shall have the following voting rights:

                  (a) Except as otherwise provided in paragraph (b) of this
         Section 2, a holder of Common Stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders for each share of the Common Stock held of record by such holder as of the record date for such meeting.

                  (b) Notwithstanding paragraph (a) of this Section 2, a holder of a share of Common Stock, which share meets one or both of the following criteria, shall be entitled to ten (10) votes on each matter submitted to a vote at a meeting of shareholders for each share of the Common Stock so held of record by such holder as of the record date for such meeting:

                           (1) such share of the Common Stock has had the same
                  beneficial owner since July 16, 1998; or

                           (2) such share of the Common Stock has had the same
                  beneficial owner for a continuous period of greater than 48 months prior to the record date of such meeting.

                  (c) For purposes of paragraphs (b) and (e) of this Section 2, any transferee of a share of the Common Stock where such share of the Common Stock was transferred by gift, devise, bequest or otherwise through the law of inheritance, descent or distribution from the estate of the transferor or to a trust beneficiary or beneficiaries by a trustee holding such share of the Common Stock for said beneficiary or benefit of the beneficiaries of said trust shall be deemed to be the same "beneficial owner" as the transferor. Additionally, any shares of Common Stock




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         acquired by the beneficial owner as a direct result of a stock split, stock dividend or other type of distribution of shares with respect to existing shares ("Dividend Shares") will be deemed to have been acquired and held continuously from the date on which the shares with regard to which the Dividend Shares were issued were acquired.

                  (d) For purposes of paragraph (b) of this Section 2, shares of Common Stock acquired pursuant to a stock option shall be deemed to have been acquired on the date the option was granted.

                  (e) For purposes of paragraph (b) of this Section 2, any share of the Common Stock held in "street" or "nominee" name shall be presumed to have been acquired by the beneficial owner subsequent to July 16, 1998 and to have had the same beneficial owner for a continuous period of less than 48 months prior to the record date of the meeting in question. This presumption shall be rebuttable by presentation to the Company by such beneficial owner of satisfactory evidence that such share has had the same beneficial owner continuously since July 16, 1998 or such share has had the same beneficial owner for a period greater than 48 months prior to the record date of the meeting in question. Any disputes arising pursuant to this paragraph (e) of this Section 2 shall be definitively resolved by a determination of the Board of Directors made in good faith.

                  (f) No holder of shares of Common Stock shall have preemptive rights, and the Corporation shall have the right to issue and to sell any shares of its Common Stock without first offering such shares to any holder of shares of Common Stock of the Corporation.

                                       III

         The Corporation's registered office shall be in Muscogee County. The street address of the Corporation's registered office and the name of its registered agent at that office are:

                            Joesph G. Slaughter, III
                            3025 University Avenue
                            Suite B-2
                            Columbus, Georgia 31907

                                       IV

         The name and address of the Incorporator are:

                            Noll A. Van Cleave
                            2406 Downing Drive
                            Columbus, Georgia 31906



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                                        V

         The mailing address of the principal office of the Corporation is:

                             3025 University Avenue
                             Suite B-2
                             Columbus, Georgia 31907

                                       VI

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code.

                                       VII

         The Board of Directors shall have the power to make, amend and repeal the Bylaws of the Corporation. Any Bylaws made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors (except as specified in any such Bylaw so made or amended) or by the shareholders in the manner provided in the Bylaws of the Corporation. Notwithstanding the foregoing and anything contained in these Articles of Incorporation to the contrary, unless otherwise required by applicable law, Sections 2.3 (Special Meetings), 2.10 (Order of Business), 3.2 (Number, Qualification and Term of Office), 3.3 (Vacancies and Newly Created Directorships), 3.4 (Removal of Directors), 3.5 (Nominations of Directors; Election), 8.7 (Fair Price Requirements) and 8.8 (Business Combinations with Interested Shareholders) of the Bylaws shall not be amended or repealed by the shareholders, and no provision inconsistent therewith shall be adopted by the shareholders, without the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding shares of Common Stock, voting in accordance with the provisions of Article II, Section 2. The Corporation may in its Bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in these Articles of Incorporation to the contrary, unless otherwise required by applicable law, the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding shares of Common Stock, voting in accordance with the provisions of Article II, Section 2, shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article VII.

                                      VIII

         Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation or by the consent in writing of the holders of at least 75% of the voting power of the then outstanding shares of Common Stock entitled to vote on the action. Special meetings of shareholders of the Corporation may be called only by the Chairman of the Board of Directors, or by the Chairman of the Board of Directors or the Secretary within





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10 days after receipt of the written request of a majority of the total number of Directors which the Corporation would have if there were no vacancies or upon receipt of the written request of the holders of at least 75% of the voting power of the then outstanding shares of Common Stock. At any annual meeting or special meeting of shareholders of the Corporation, only such business shall be conducted or considered as shall have been brought before such meeting in the manner provided in the Bylaws of the Corporation. Notwithstanding anything contained in these Articles of Incorporation to the contrary, unless otherwise required by applicable law, the affirmative vote of at least 66-2/3% of the voting power of the then outstanding shares of Common Stock, voting in accordance with the provisions of Article II, Section 2, shall be required to amend or repeal, or adopt any provision inconsistent with this Article VIII.

                                       IX

         SECTION 1. Number, Election and Terms of Directors. The number of the Directors of the Corporation shall not be less than 3 nor more than 16 and shall be fixed from time to time in the manner described in the Bylaws.

         The Directors shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The Directors first appointed to Class I shall hold office for a term expiring at the annual meeting of shareholders to be held in 1999; the Directors first appointed to Class II shall hold office for a term expiring at the annual meeting of shareholders to be held in 2000; and the Directors first appointed to Class III shall hold office for a term expiring at the annual meeting of shareholders to be held in 2001, with the members of each class to hold office until their successors are elected and qualified. Unless otherwise required by applicable law, at each succeeding annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting (giving effect to the provisions of Article II, Section 2) to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Notwithstanding the foregoing, if at the time of any annual meeting of shareholders, the Corporation is prohibited by applicable law from having a classified Board of Directors, all of the Directors shall be elected at such annual meeting for a one year term only. If at the time of any subsequent annual meeting of shareholders the Corporation is no longer prohibited by applicable law from having a classified Board of Directors, the Board of Directors shall again be classified in accordance with the first sentence of this paragraph, and at such annual meeting Directors initially shall be elected to serve in either Class I, Class II or Class III to hold office for a term expiring at the first, second or third succeeding annual meeting of the shareholders, respectively; thereafter successors to each Class shall be elected in accordance with the third sentence of this paragraph; such classified Board of Directors at all times being subject to the immediately preceding sentence of this paragraph. Elections of Directors need not be by written ballot unless requested by the Chairman of the Board of Directors or by the holders of a majority of the voting power of the then outstanding shares of Common Stock, voting in accordance with the provisions of Article II, Section 2, present





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in person or represented by proxy at a meeting of the shareholders at which
Directors are to be elected.

         SECTION 2. Nomination of Director Candidates. Advance notice of shareholder nominations for the election of Directors shall be given in the manner provided in the Bylaws of the Corporation.

         SECTION 3. Newly Created Directorships and Vacancies. Unless otherwise required by applicable law, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

         SECTION 4. Removal. Unless otherwise required by applicable law, any Director may be removed from office by the shareholders only for cause and only in the manner provided in this Section 4 of Article IX. At any annual meeting or special meeting of the shareholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, unless otherwise required by applicable law, the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding Common Stock, voting in accordance with the provisions of Article II, Section 2, may remove such Director or Directors for cause.

         SECTION 5. Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, unless otherwise required by applicable law, the affirmative vote of at least 66-2/3% of the voting power of the then outstanding Common Stock, voting in accordance with the provisions of Article II, Section 2, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article IX.





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                                        X

         In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual Directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such Directors deem pertinent; provided, however, that this Article X shall be deemed solely to grant discretionary authority to the Directors and shall not be deemed to provide to any constituency any right to be considered.

                                       XI

         A Director of the Corporation shall not be liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his duties as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Georgia Business Corporation Code as currently in effect or as the same may be hereafter amended or under any other applicable law currently or hereafter in effect. No amendment, modification or repeal of this Article shall adversely affect any right or protection of a Director that exists at the time of such amendment, modification, or repeal.

                                       XII

         Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by the Georgia Business Corporation Code or any other applicable laws as presently or hereafter in effect. The right to indemnification granted by this Article XII shall include the right to be paid in advance expenses incurred in defending a proceeding. The Corporation may, by action of the Board of Directors, provide indemnification to other employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers. The right of indemnification provided in this Article XII shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and shall be applicable to matters otherwise within its scope irrespective of whether such matters arose or arise before or after the adoption of this Article XII. Without limiting the generality or the effect of the foregoing, the Corporation may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this
Article XII. No amendment, modification or repeal of this Article shall adversely affect any right or protection of a Director, officer, employee or agent that exists at the time of such amendment, modification or repeal.





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                                      XIII

         Any issued and outstanding shares of stock of the Corporation which are repurchased by the Corporation shall become treasury shares which shall be held in treasury by the Corporation until resold or retired and canceled in the discretion of the Board of Directors. Any treasury shares which are retired and canceled shall constitute authorized but unissued shares.





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